EXHIBIT 10.19

COMPENSATION COMMITTEE CHARTER
FOR
MEDIA SCIENCES INTERNATIONAL, INC.

Purpose of Committee :

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the”Board”) of Media Sciences International, Inc. (the “Company”) is (i) to perform the functions described below under “Committee Duties and Responsibilities” in order to discharge the Board’s responsibilities relating to compensation of the Company’s executives and (ii) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. In pursuing its purpose the Committee shall ensure that a proper system of long-term and shortterm compensation is in place for management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company.

Committee Duties and Responsibilities :

The Committee’s duties and responsibilities are to:

       1.     Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer's performance in light of those goals and objectives, set the compensation of the Chief Executive Officer. In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee should consider, among other factors, the Company's performance and relative shareholder return, the value of similar incentive awards for chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years;

       2.     Review, and make periodic recommendations to the Board with respect to, the general compensation, benefits and perquisites policies and practices of the Company, including, without limitation, the Company's incentive-compensation plans and equity-based compensation plans. In circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Committee approval;

       3.     Produce an annual report on executive compensation for inclusion in the Company's proxy statement, and otherwise report to the shareholders of the Company in accordance with the rules and regulations of the U.S. Securities and Exchange Commission; and

       4.     Perform such other duties as the Board may assign to the Committee with respect to the Company's compensation policies.

Committee Membership :

The Committee shall consist of at least three members of the Board, two of which are, in the business judgment of the Board, “independent” under the rules of the Sarbanes-Oxley Act and the American Stock Exchange. The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

Committee Structure and Operations :

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least twice a year, at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee shall provide the Board with minutes of any meetings. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. The Committee shall report to the Board at least once a year.

Performance Evaluation :

The Committee shall annually compare its performance with the requirements of this charter, set forth its objectives for the next year and recommend changes in this charter, if any, considered appropriate by the Committee. Such evaluation shall be reported to the Board in such manner as the Committee from time to time determines.

Surveys and Studies :

The Committee may conduct or authorize surveys or studies of matters within the Committee’s scope of responsibilities as described above, including, but not limited to, surveys or studies of compensation practices in relevant industries, to maintain the Company’s competitiveness and ability to recruit and retain highly qualified personnel, and may retain and terminate, at the expense of the Company, independent counsel or other consultants necessary to assist in any such survey or study. If any compensation consultant or firm is to assist in the evaluation of director, chief executive officer or senior executive compensation, the Committee shall have the sole authority to retain and terminate the compensation consultant or firm and approve such firm or person’s fees and other retention terms. Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Adopted : May 6, 2003